UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2007

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 14, 2007, the Office of Enforcement of the Nuclear Regulatory Commission (NRC) issued a Demand for Information to FirstEnergy Nuclear Operating Company (FENOC), a wholly owned subsidiary of FirstEnergy Corp.  The NRC indicated that this information is needed for the NRC “to determine whether an Order or other action should be taken pursuant to 10 CFR 2.202, to provide reasonable assurance that FENOC will continue to operate its licensed facilities in accordance with the terms of its licenses and the Commission’s regulations”.  FENOC was directed to submit the information to the NRC within 30 days.  FENOC intends to comply with this Demand for Information, which is filed as Exhibit 99.1 and incorporated by reference hereunder.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Demand for Information, dated May 14, 2007

Forward-Looking Statements: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the EPACT (including, but not limited to, the repeal of the PUHCA), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the NRC and the various state public utility commissions as disclosed in the registrants’ SEC filings, the timing and outcome of various proceedings before the PUCO (including, but not limited to, the distribution rate cases for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan) and the PPUC (including the transition rate plan filings for Met-Ed and Penelec and Penn’s default service plan filing), the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the successful structuring and completion of a potential sale and leaseback transaction for Bruce Mansfield Unit 1 currently under consideration by management, any purchase price adjustment under the accelerated share repurchase program announced March 2, 2007, the risks and other factors discussed from time to time in the registrants’ SEC filings, and other similar factors.  The registrant expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 18, 2007

FIRSTENERGY CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President, Controller and Chief Accounting Officer